Exhibit 10.15

English Translation

Reshuffle Technology (Shanghai) Co., Ltd.

and

Quan Toodou Network Science and Technology Co., Ltd.

Equipment Transfer Agreement

April 11, 2007

EQUIPMENT TRANSFER AGREEMENT

THIS EQUIPMENT TRANSFER AGREEMENT (“this Agreement”) is made and entered into in Shanghai, the People’s Republic of China (the “PRC”) as of April 11, 2007 by and between:

(1) Reshuffle Technology (Shanghai) Co., Ltd., a wholly foreign-owned enterprise duly organized and validly existing under the PRC laws, having its legal address at Room 22301-1007, Building 14, Pudong Software Park, No. 498 Guoshoujing Road, Zhangjiang High-tech Park, Shanghai, hereinafter referred to as the “Transferor”; and

(2) Quan Toodou Network Science and Technology Co., Ltd., a limited liability company duly organized and validly existing under the PRC laws, having its legal address at Area A, No. 95 New Shihu Road, Shihudang Town, Songjiang District, Shanghai, hereinafter referred to as the “Transferee”

(In this Agreement, the Transferor and the Transferee are hereinafter referred to collectively as the “Parties” and individually as a “Party”).

Article 1 Definitions

1.1 Except as otherwise provided herein or where the context otherwise requires, the following terms used herein shall have the following meanings:

“Transferred Equipments” means the equipments legally owned by the Transferor, as listed in Annex 21 hereto.

“Transfer Price” has the meaning as set forth in Article 3.

“Closing” means the completion of the sale and purchase of the Transferred Equipments pursuant to Article 4 hereof.

“Closing Date” means the date of the Closing.

“Encumbrance” means all the pledges, mortgages, liens, security interests, preemptive rights, options and any other encumbrances or third-party rights or any claims (excluding the liens arising from the repairs or other similar circumstances caused or incurred in the ordinary course of business and the customary title reservation and retention clauses reached for the purchase of goods in the ordinary course of business).

“PRC” means the People’s Republic of China, for the purpose of this Agreement, excluding Hong Kong, Macao and Taiwan.

“Warranty” means all the representations, warranties and undertakings included or involved in Article 6 and Annex 1.

“RMB” means the lawful currency of the PRC.

1.2 The references to any PRC law herein shall be deemed:

(1) to include the references to the amendments, changes, supplements and reenactments of such law, irrespective of whether they take effect before or after the date of this Agreement; and

[1]	There is no such Annex 2.

(2) to include the references to other decisions, notices or regulations enacted in accordance therewith or effective as a result thereof.

1.3 Except as otherwise stated in the context herein, all references to an article, clause, item or paragraph shall refer to the relevant part of this Agreement.

Article 2 Sale of the Transferred Equipments

2.1 Subject to the terms and conditions hereof, the Transferor, as the lawful owner of the Transferred Equipments, agrees to transfer to the Transferee, and the Transferee agrees to acquire from the Transferor, all the Transferred Equipments, free and clear of any Encumbrance.

2.2 Except as specifically provided herein, nothing contained herein shall not be construed as the acquisition by the Transferee of any other assets or liabilities of the Transferor or the creation of any obligations or liabilities on the Transferee in connection therewith.

Article 3 Transfer Price

The Parties agree that the consideration payable by the Transferee in connection with its acquisition of all the Transferred Equipments from the Transferor pursuant to the terms and conditions hereof is the minimum price (the “Transfer Price”) then permitted by the PRC laws. Subject to a mutual agreement, the Parties may, at the time of the Closing, adjust the final amount of the Transfer Price on the basis of the actual conditions of the Transferred Equipments.

Article 4 Closing

4.1 The Parties shall carry out the Closing within sixty (60) working days after the date hereof or at a time otherwise agreed by the Parties. The Transferee may require the Transferor to perform the Closing of all or any portion of the Transferred Equipments at different times. At the Closing, the Transferor shall:

4.1.1 deliver to the Transferee a duly executed transfer deed or similar deed and/or permission (if necessary) in form and substance satisfactory to the Transferee in respect of the Transferred Equipments, testifying that the title of the Transferred Equipments has been lawfully transferred to the Transferee;

4.1.2 deliver the actually deliverable portion of the Transferred Equipments to the Transferee;

4.1.3 Timely assist the Transferee in completing relevant right change registration or filing procedures (if required by laws);

4.1.4 Permit the Transferee to enter the location of the Transferred Equipments to take possession of them.

4.2 Within sixty (60) working days after the Closing Date, the Transferee shall pay all the Transfer Price to the bank account designated by the Transferor.

4.3 The ownership of the Transferred Equipments shall be transferred from the Transferor to the Transferee on the Closing Date, but if laws stipulate that the transfer of ownership is subject to the completion of change registration or specify other conditions, then the ownership of such Transferred Equipments shall be transferred until the completion of relevant change registration and the fulfillment of the conditions specified by laws.

Article 5 Obligations of the Transferor

5.1 Without prejudice to the Warranties, the Transferor shall be obliged to indemnify the Transferee in a full and timely manner in respect of the following:

5.1.1 any indebtedness, obligation and liability incurred as a result of any Encumbrance created on the Transferred Equipments prior to the Closing Date, regardless of such indebtedness, obligation and liability takes place before or after the Closing Date; and

5.1.2 any third-party claim or liability in respect of the Transferred Equipments as a result of any act or omission on the part of the Transferor prior to the Closing Date.

5.2 Upon execution of this Agreement, without the Transferee’s consent, the Transferor shall not use or permit a third party to use the Transferred Equipments in any way.

Article 6 Warranties

6.1 The Transferor hereby makes representations, warranties and undertakings to the Transferee in respect of the truthfulness and accuracy of the Warranties.

6.2 The Transferor hereby confirms that the Transferee has relied on the Warranties hereunder to execute this Agreement.

6.3 Each Warranty is made separately and independent of other warranties. Except as specifically provided to the contrary, each Warranty shall not be limited or deducted by or from any other Warranty or provision hereunder.

6.4 Even if the Closing has occurred, these Warranties and any provisions hereunder still not fully performed at the Closing shall continue in force.

Article 7 Defaulting Liabilities

7.1 The Parties agree and acknowledge that, if any Party (hereinafter the “Defaulting Party”) commits material breach of any provision hereof, or materially fails to perform any obligation hereunder, such breach or failure shall constitute a default under this Agreement (hereinafter a “Default”), then the non-defaulting Party (hereinafter the “Non-defaulting Party”) shall be entitled to demand the Defaulting Party to rectify such Default or take remedial measures within a reasonable period. If the Defaulting Party fails to rectify such Default or take remedial measures within such reasonable period or within ten (10) days following the written notice issued by the Non-defaulting Party and the rectification requirement, the Non-defaulting Party shall be entitled to terminate this Agreement and demand the Defaulting Party to indemnify all the damages.

7.2 Notwithstanding any other provisions herein, the validity of this Article 10 shall survive the termination of this Agreement.

Article 8 Notices

8.1 Any notice, request, demand and other correspondence required by or made in accordance with this Agreement shall be in writing and delivered to the relevant Party.

8.2 The aforementioned notice or other correspondence shall be deemed as delivered (i) upon delivery when it is transmitted by facsimile or telex, or (ii) upon handover to the receiver when it is delivered in person, or (iii) upon the fifth (5) day after posting when it is delivered by mail.

Article 9 Force Majeure

If a Party is prevented from performing this Agreement or the agreed conditions hereunder as a result of force majeure, including earthquake, typhoon, flood, fire, war, computer virus, design vulnerabilities of tool software, hacker attack on the internet, changes in policies and laws and other events, causes or circumstances that are unforeseeable or whose happenings are unpreventable or unavoidable, such prevented Party shall forthwith notify the other Party by fax of the occurrence thereof and within thirty (30) days thereafter, provide the documentary evidences issued by the notarial organization where the event of force majeure occurs, explaining the details of the event and the reasons for its failure to perform this Agreement or its need to delay the performance of this Agreement. The Parties may negotiate whether or not to exempt part of the obligations hereunder or delay the performance of this Agreement depending on the effect of such event of force majeure upon the performance of this Agreement. Neither Party shall be liable to the other Party in respect of the economic losses incurred as a result of force majeure.

Article 10 Miscellaneous

10.1 This Agreement is made in Chinese in two (2) originals with each Party hereto holding one (1) original.

10.2 The execution, effectiveness, performance, amendment, interpretation and termination of this Agreement shall be governed by the laws of the People’s Republic of China.

10.3 Any dispute arising hereunder and in connection herewith shall be settled through consultations between the Parties, and if no agreement regarding such dispute can be reached within thirty (30) days upon its occurrence, such dispute shall be submitted to the Shanghai Sub-commission of China International Economic and Trade Arbitration Commission for arbitration in Shanghai in accordance with the arbitration rules thereof, and the arbitration award shall be final and binding on the Parties.

10.4 Each Party hereto shall bear the fees and taxes arising from this Agreement and the transaction contemplated hereby.

10.5 Any rights, powers and remedies granted to the Parties by any provisions herein shall not preclude any other rights, powers and remedies available to such Party in accordance with the laws and other provisions under this Agreement and the exercise of its rights, powers and remedies by a Party shall not preclude its exercise of any other rights, powers and remedies.

10.6 No failure or delay by a Party to exercise any of its rights, powers and remedies hereunder or in accordance with the laws (hereinafter, the “Rights”) shall be construed as a waiver of such Rights, and the waiver of any single or partial Rights shall not preclude its exercise of such Rights in any other way and its exercise of other Rights.

10.7 The headings herein contained are for reference only, and in no circumstances shall such headings be used for or affect the interpretation of the provisions hereof.

10.8 Each provision contained herein shall be severable from and independent of other provisions, and if at any time one or more provisions herein are held to be invalid, illegal or unenforceable, the validity, legality and enforceability of other provisions herein shall not be affected as a result thereof.

10.9 Once executed, this Agreement shall supersede any prior other legal documents between the Parties with respect to the subject matter hereof. Any amendments or supplements to this Agreement shall be in writing and shall become effective upon due execution by the Parties hereto.

10.10 Neither Party shall assign any of its rights and/or obligations hereunder to any third party without the prior written consent from the other Party.

10.11 This Agreement shall be binding on the legal successors of the Parties.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

(Signature page)

IN WITNESS WHEREOF, the Parties have caused this Equipment Transfer Agreement to be executed as of the date and in the place first set forth above.

Reshuffle Technology (Shanghai) Co., Ltd.

[seal: Reshuffle Technology (Shanghai) Co., Ltd.]

By:	/s/ Wei Wang
Name:
Position:

Quan Toodou Network Science and Technology Co., Ltd.

[Quan Toodou Network Science and Technology Co., Ltd.]

By:	/s/ Wei Wang
Name:
Position:

Annex 1

Warranties

Article 1 Corporate Matters

1.1 The Transferor is a limited liability company duly organized and validly existing under the PRC laws. There is no order or request made or resolution adopted in respect of the liquidation of the Transferor and its assets are not seized, enforced or under enforcement proceedings. The Transferor had not been insolvent, no receiver or manager was appointed against all or part of the business or assets of the Transferor and there was no order resulting in such appointment.

1.2 The Transferor has full corporate internal power and authorization to execute and deliver this Agreement and all other documents related to the transaction contemplated hereunder and to be executed by it, and it has full power and authorization to consummate the transaction contemplated hereunder. This Agreement has been lawfully and duly executed and delivered by it. This Agreement shall be legally bind upon it and enforceable against it pursuant to the terms hereof.

Article 2 Transferred Equipments

2.1 The Transferor has good and marketable title to all the Transferred Equipments and all the Transferred Equipments are free and clear of any Encumbrance, third-party right, any payment under lease or finance lease agreement, credit sale agreement or extension or document purchase & sale agreement or any other right identical or similar to the foregoing required by any person. All the Transferred Equipments are under the possession or control of the Transferor.

2.2 The use by the Transferor of any Transferred Equipments and the Transferred Equipments will not contravene any law, regulation or other legal requirement.

2.3 With respect to the Transferred Equipments, the Transferor or any third party (the Transferor may have to bear the liability for the act or default of the third party) had no criminal offense or infringement act or violation of any law, regulation or other legal requirement.

2.4 The Transferor is not a subject of the investigation or inquiry of any government authority and is not aware of any fact that is likely to result in any such investigation or inquiry.

2.5 There is no agreement or arrangement limiting or adversely affecting the transactions contemplated hereunder or the Transferee’s title in, and rights to use and dispose of the Transferred Equipments.

2.6 After the Closing, the Transferee can obtain the complete and good title to the Transferred Equipments free and clear of any third party restriction.

Article 3 Accuracy of the Information Provided

3.1 All the information contained in the main body of and annexes to this Agreement are true and accurate and not misleading in every respect.

3.2 All the written information provided by the Transferor or its employees and professional consultants in respect of the Transferred Equipments during the negotiations prior to the date hereof was and is true and accurate.